Exhibit 1.1

LIPELLA PHARMACEUTICALS INC.

UNDERWRITING AGREEMENT

[●], 2022

Spartan Capital Securities, LLC

45 Broadway, 19th Floor

New York, NY 10006

As Representative of the Underwriters

named on Schedule A hereto

Ladies and Gentlemen:

The undersigned, LIPELLA PHARMACEUTICALS INC., a Delaware corporation (collectively with its affiliates, including, without limitation, all entities disclosed or described in the Registration Statement (as hereinafter defined) as being affiliates of the Company, the “Company”), hereby confirms its agreement (this “Agreement”) with the several underwriters (such underwriters, including the Representative (as defined below), the “Underwriters” and each an “Underwriter”) named in Schedule A hereto for which Spartan Capital Securities, LLC is acting as the representative to the several Underwriters (in such capacity, the “Representative”) to issue and sell an aggregate of [●] shares of its common stock (the “Firm Shares”), with par value $0.0001 per share (the “Common Stock”). The Company has also granted to the several Underwriters an option to purchase up to [●] additional shares of Common Stock (the “Additional Shares”) on the terms and for the purposes set forth in Section 2(c) hereof. The Firm Shares and any Additional Shares purchased pursuant to this Agreement are herein collectively referred to as the “Offered Securities.” The offering and sale of the Offered Securities contemplated by this Agreement is referred to herein as the “Offering.”

The Company confirms its agreement with the Underwriters as follows:

SECTION 1.         Representations and Warranties of the Company.

The Company represents and warrants to the Underwriters as follows with the understanding that the same may be relied upon by the Underwriters in this offering, as of the date hereof and as of the Closing Date (as defined below) and each Option Closing Date (as defined below), if any:

(a)          Filing of the Registration Statement. The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-266397), which contains a form of prospectus to be used in connection with the public offering and sale of the Offered Securities. Such registration statement, as amended or supplemented through the date of this Agreement, including the financial statements and the notes thereto, exhibits and schedules thereto contained in the registration statement at the time such registration statement became effective, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Securities Act Regulations”), and including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act and the Securities Act Regulations, or pursuant to the Securities Exchange Act of 1934, as amended (collectively, the “Exchange Act”), and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”), is called the “Registration Statement.” Any registration statement filed by the Company in connection with this Offering pursuant to Rule 462(b) under the Securities Act and the Securities Act Regulations is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall also include the Rule 462(b) Registration Statement. Such prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act and the Securities Act Regulations after the date and time that this Agreement is executed and delivered by the parties hereto, or, if no filing pursuant to Rule 424(b) under the Securities Act is required, the form of final prospectus relating to the Offered Securities included in the Registration Statement at the effective date of the Registration Statement (“Effective Date”), is called the “Prospectus.” All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the preliminary prospectus included in the Registration Statement or filed with the Commission under Rule 424(b) under the Securities Act and the Securities Act Regulations (each, a “preliminary prospectus”), the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). The preliminary prospectus that was included in the Registration Statement, as amended or supplemented immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus.” Any reference to the “most recent preliminary prospectus” shall be deemed to refer to the latest preliminary prospectus included in the Registration Statement or filed with the Commission under Rule 424(b) under the Securities Act and the Securities Act Regulations. Any reference herein to any preliminary prospectus or the Prospectus or any supplement or amendment to either thereof shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such reference.

(b)          “Applicable Time” means 5:00 pm, Eastern Time, on the date of this Agreement.

(c)          Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act and the Securities Act Regulations on [●], 2022. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order preventing or suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus, when filed, complied or will comply in all material respects with the Securities Act and the Securities Act Regulations and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical in content to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Securities, other than with respect to any artwork and graphics that were not filed. Each of the Registration Statement, any Rule 462(b) Registration Statement, and any post-effective amendment to either the Registration Statement or the Rule 462(b) Registration Statement, at the time it became effective and at all subsequent times until the expiration of the prospectus delivery period required under Section 4(a)(3) of the Securities Act, complied and will comply in all material respects with the Securities Act and the Securities Act Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times until the Underwriters have completed the placement of the offering of the Offered Securities, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any Rule 462(b) Registration Statement, or any post-effective amendment to either the Registration Statement or the Rule 462(b) Registration Statement, or in the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing expressly for use therein, it being understood and agreed that the only such information furnished on behalf of any of the Underwriters consists of (i) the name of the Underwriters contained on the cover page of the Pricing Prospectus and Prospectus, and (ii) the sub-sections titled “Underwriters’ Warrants,” “Lock-up Agreements,” “Stabilization” “Determination of Offering Price,” “Electronic Distribution,” and “Selling Restrictions” in each case under the caption “Underwriting” in the Prospectus (the “Underwriter Information”). There are no contracts or other documents required to be described in the Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that have not been fairly and accurately described in all material respects or filed as required.

(d)          Disclosure Package. The term “Disclosure Package” shall mean (i) the Pricing Prospectus, as amended or supplemented, (ii) each issuer free writing prospectus, as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule B hereto, (iii) the pricing terms set forth in Schedule C to this Agreement, and (iv) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Applicable Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with the Underwriter Information.

(e)          Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the date of the execution and delivery of this Agreement, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(f)           Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Information.

(g)          Offering Materials Furnished to the Underwriters. The Company has delivered to the Underwriters copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and each preliminary prospectus and the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriters has reasonably requested in writing.

(h)          Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the completion of the Underwriters’ purchase of the Offered Securities, any offering material in connection with the offering and sale of the Offered Securities other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Underwriters, and the Registration Statement.

(i)           The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and, when duly executed and delivered by the other parties hereto, is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(j)           Authorization of the Offered Securities and Underlying Shares. The Offered Securities to be sold by the Company through the Underwriters have been duly and validly authorized by all required corporate action and the Firm Shares, the Additional Shares (if applicable) and the Underlying Shares (as defined below) have been reserved for issuance and sale pursuant to this Agreement and, when so issued and delivered by the Company, will be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances, or claims (“Liens”) imposed by the Company. The shares of Common Stock issuable upon exercise of the Underwriters’ Warrants (as defined below) (the “Underlying Shares,” and together with the Underwriters’ Warrants, the “Underwriters’ Securities”) are duly authorized and, when issued and paid for in accordance with the terms of the Underwriters’ Warrants, as applicable, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company. The Company has a sufficient number of authorized shares of Common Stock for the issuance of the maximum number of Offered Securities and Underlying Shares issuable in connection with the Offering and pursuant to the Underwriters’ Warrants, respectively.

(k)           No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any securities of the Company registered for sale under the Registration Statement.

(l)           No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, prospects or operations, whether or not arising from transactions in the ordinary course of business, of the Company (any such change, a “Material Adverse Change”); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company in respect of its capital stock.

(m)         Independent Accountant. Urish Popeck & Co., LLC (the “Accountant”), which has expressed its opinions with respect to the audited financial statements (which term as used in this Agreement includes the related notes thereto) of the Company filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act.

(n)          Preparation of the Financial Statements. Each of the historical financial statements of the Company, respectively, filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, presents fairly the information provided as of and at the dates and for the periods indicated. Such financial statements comply as to form with the applicable accounting requirements of the Securities Act and the Securities Act Regulations and have been prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto, or in the case of unaudited interim financial statements, which are subject to normal year-end audit adjustments that are not expected to be material. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. Each item of historical financial data relating to the operations, assets or liabilities of the Company set forth in summary form in each of the preliminary prospectuses and the Prospectus fairly presents such information on a basis consistent with that of the complete financial statements contained in the Registration Statement.

(o)          Incorporation and Good Standing. The Company has been duly incorporated or formed and is validly existing and in good standing as a corporation under the laws of the jurisdiction of its formation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. As of the Closing, the Company does not own or control, directly or indirectly, any corporation, association or other entity that is not otherwise disclosed in the Disclosure Package.

(p)          Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in each of the Registration Statement, the Disclosure Package and the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans described in each of the Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the Disclosure Package and the Prospectus, as the case may be). The Common Stock conforms, and, when issued and delivered as provided in this Agreement, the Offered Securities and the Underwriters’ Securities will conform, in all material respects to the descriptions thereof contained in each of the Registration Statement, the Disclosure Package and the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with applicable laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those described in the Registration Statement, the Disclosure Package and the Prospectus. The description of the Company’s stock option and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. No further approval or authorization of any stockholder, the board of directors of the Company (the “Board”) or others is required for the issuance and sale of the Offered Securities and the Underlying Shares. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(q)       Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company is not in violation of its certificate of incorporation, as amended and restated, or its amended and restated bylaws or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which it is a party or by which it may be bound (including, without limitation, any agreement or contract filed as an exhibit to the Registration Statement or to which any of the property or assets of the Company are subject (each, an “Existing Instrument”)), except for such Defaults as could not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Registration Statement, the Disclosure Package and the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the amended and restated bylaws of the Company, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, except in the case of each of clauses (ii) and (iii), to the extent such conflict, breach Default or violation could not reasonably be expected to result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Registration Statement, the Disclosure Package and the Prospectus, except the registration or qualification of the Offered Securities and Underwriters’ Securities under the Securities Act and applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (“FINRA”).

(r)           Subsidiaries. The Company does not have any direct or indirect subsidiaries. The Company does not directly or indirectly control any entity through contractual arrangements or otherwise such that the entity would be deemed a consolidated affiliated entity whose financial results would be consolidated under U.S. GAAP with the financial results of the Company on the consolidated financial statements of the Company, regardless of whether the Company directly or indirectly owns less than a majority of the equity interests of such person.

(s)          No Material Actions or Proceedings. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (collectively, “Actions”) pending or, to the Company’s knowledge, threatened (i) against the Company, (ii) which have as the subject thereof any officer or director (in such capacities) of, or property owned or leased by, the Company, where in any such case (A) there is a reasonable possibility that such Action might be determined adversely to the Company and (B) any such Action, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no material labor dispute with the employees of the Company exists or, to the Company’s knowledge, is threatened or imminent. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and the Company is not a party to a collective bargaining agreement, and the Company believes that its relationships with their employees are good. No executive officer, to the knowledge of the Company, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company is in compliance with all applicable laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Neither the Company nor any director or officer thereof is or has within the last 10 years been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

(t)           Intellectual Property Rights. The Company owns, possesses or licenses, and otherwise has legally enforceable rights to use all patents, patent applications, trademarks, trade names, copyrights, domain names, licenses, approvals and trade secrets (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its business as now conducted or, otherwise, as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except to the extent such failure to own, possess or have other rights to use such Intellectual Property would not be expected to result in a Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus: (i) the Company has not received any written notice of infringement or conflict with asserted Intellectual Property Rights of others; (ii) the Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, Disclosure Package and the Prospectus and are not described in all material respects; (iii) none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, in violation of the rights of any persons; and (iv) the Company is not subject to any judgment, order, writ, injunction or decree of any court or any governmental department, commission, board, bureau, agency or instrumentality, or any arbitrator, nor has it entered into nor is it a party to any agreement made in settlement of any pending or threatened litigation, which materially restricts or impairs its use of any Intellectual Property Rights.

(u)          All Necessary Permits, etc. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company possesses such valid and current certificates, authorizations or permits issued by the applicable regulatory agencies or bodies necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit, except where the failure to have any such permits would not reasonably be expected to result in a Material Adverse Change.

(v)          Title to Properties. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company has good and marketable title to all the properties and assets reflected as owned by it in the financial statements referred to in Section 1(n) above (or elsewhere in the Registration Statement, the Disclosure Package and the Prospectus), in each case free and clear of any security interest, mortgage, lien, encumbrance, adverse claim or other defect, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. The real property, improvements, equipment and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.

(w)         Tax Law Compliance. The Company has filed all necessary income tax returns or has timely and properly filed requested extensions thereof and have paid all taxes required to be paid by the Company and, if due and payable, any related or similar assessment, fine or penalty levied against the Company. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(n) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined.

(x)          Company Not an “Investment Company.” The Company is not, and after giving effect to payment for the Offered Securities and the application of the proceeds as contemplated under the caption “Use of Proceeds” in each of the Registration Statement, the Disclosure Package and the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(y)          Intentionally Omitted.

(z)           No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(aa)        Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any other person required to be described or filed in the Registration Statement, or described in the Disclosure Package or the Prospectus, that have not been as set forth in the Registration Statement, the Prospectus, and the Pricing Prospectus.

(bb)        Disclosure Controls and Procedures. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act Regulations) designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(cc)        Company’s Accounting System. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company maintains a system of accounting controls designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd)        Money Laundering Law Compliance. The operations of the Company are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any competent governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ee)        OFAC. (i) Neither the Company nor, to the knowledge of the Company, any director, officer, employee or affiliate of the Company or any other person authorized to act on behalf of the Company, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

A.       the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

B.       located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii)       The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any affiliated entity, joint venture partner or other Person:

A.       to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

B.       in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(ff)         Foreign Corrupt Practices Act. Neither the Company nor, to the best of the Company’s knowledge, any director, officer, employee or affiliate of the Company or any other person authorized to act on behalf of the Company has, directly or indirectly, knowingly given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding.

(gg)       Compliance with Sarbanes-Oxley Act of 2002. The Company is in full compliance with any provision applicable to it of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications of the Sarbanes-Oxley Act.

(hh)       Exchange Act Filing. A registration statement in respect of the shares of Common Stock has been filed on Form 8-A pursuant to Section 12(b) of the Exchange Act, which registration statement complies in all material respects with the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the shares of Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.

(ii)          Earning Statements. The Company will make generally available (which includes filings pursuant to the Exchange Act made publicly through the EDGAR system) to its security holders as soon as practicable, but in any event not later than 16 months after the end of the Company’s current fiscal year, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(jj)          Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Firm Shares as may be required under Rule 463 under the Securities Act.

(kk)        Valid Title. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company has legal and valid title to all of its properties and assets, free and clear of all liens, charges, encumbrances, claims, options and restrictions except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by such entity; each lease agreement to which it is a party is duly executed and legally binding; its leasehold interests are set forth in and governed by the terms of any lease agreements, and, to the best of the Company’s knowledge such agreements are valid, binding and enforceable in accordance with their respective terms; and the Company does not own, operate, manage or have any other right or interest in any other material real property of any kind, except as described in the Prospectus or the Disclosure Package.

(ll)          D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers prior to the Offering (the “Insiders”) as well as in the Lock-Up Agreement in the form attached hereto as Exhibit A provided to the Representative is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Insider to become inaccurate and incorrect.

(mm)      Solvency. Based on the consolidated financial condition of the Company as of each Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Offered Securities hereunder, the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, are sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Except as set forth in the Registration Statement and the Prospectus, the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from each Closing Date. The Registration Statement and the Prospectus set forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or for which the Company has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with U.S. GAAP. Except as set forth in the Registration Statement and the Prospectus, the Company is not in default with respect to any Indebtedness.

(nn)        Regulation M Compliance. The Company has not, and to its knowledge no one authorized to act on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Offered Securities or the Underlying Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Offered Securities or the Underlying Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Underwriters in connection with the Offering.

(oo)       Testing the Waters Communications. The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Underwriters with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (b) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. For purposes of this Agreement, “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(pp)        Bank Holding Company Act. The Company is not subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). The Company does not own or control, directly or indirectly, five percent or more of the outstanding shares of any class of voting securities or 25% or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. The Company does not exercise a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(qq)       U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Underwriters’ request.

(rr)          Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Offered Securities or the Underwriters’ Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(ss)         Integration. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

(tt)          No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their respective affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the Offered Securities and the Underwriters have no obligation to disclose, or account to the Company for, any of such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Representative shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

SECTION 2.          Firm Shares; Additional Shares and Underwriters’ Warrants.

(a)          Purchase of Firm Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters an aggregate of [●] Firm Shares at a purchase price (net of discounts) equal to a public offering price of $[●] per Firm Share. The Underwriters agree to purchase from the Company all of the Firm Shares.

(b)          Delivery of and Payment for Firm Shares. Delivery of and payment for the Firm Shares shall be made at 10:00 A.M., Eastern time, on the third (3rd) Business Day (as defined below) following the Applicable Time, or at such time as shall be agreed upon by the Underwriters and the Company, at the offices of the Representative’s counsel or at such other place as shall be agreed upon by the Underwriters and the Company. The hour and date of delivery of and payment for the Firm Shares is called the “Closing Date.” The closing of the payment of the purchase price for the Offered Securities is referred to herein as the “Closing.” Payment for the Firm Shares shall be made on the Closing Date by wire transfer in Federal (same day) funds upon delivery to the Underwriters of the Firm Shares through the full fast transfer facilities of The Depository Trust Company (the “DTC”) for the respective accounts of the Underwriters. The Firm Shares shall be registered in such names and in such denominations as the Underwriters may request in writing at least two (2) Business Days prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Underwriters for all the Firm Shares. For Purposes of this Agreement, “Business Day” means any day other than a day on which the Federal Reserve Bank of New York is closed in New York City.

(c)           Additional Shares. The Company hereby grants to the Underwriters an option (the “Over-allotment Option”) to purchase up to [●] Additional Shares, solely for the purpose of covering over-allotments of such securities, if any. The Over-allotment Option is at the Representative’s sole discretion.

(d)          Exercise of Over-allotment Option. The Over-allotment Option granted pursuant to Section 2(c) hereof may be exercised by the Representative on or within forty-five (45) days after the Closing Date. The purchase price to be paid per Additional Share shall be equal to a public offering price of $[●] per Additional Share. The Underwriters shall not be under any obligation to purchase any Additional Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Underwriters, which shall be confirmed in writing via overnight mail or facsimile or other electronic transmission, setting forth the number of Additional Shares to be purchased and the date and time for delivery of and payment for the Additional Shares (the “Option Closing Date”), which shall not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Underwriters, at the offices of the Representative’s counsel or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Underwriters. If such delivery and payment for the Additional Shares does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option with respect to all or any portion of the Additional Shares, subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriters the number of Additional Shares specified in such notice and (ii) the Underwriters shall purchase that portion of the total number of Additional Shares.

(e)          Delivery of and Payment for Additional Shares. Payment for the Additional Shares shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, upon delivery to the Underwriters of the Additional Shares through the facilities of DTC for the respective accounts of the Underwriters. The Additional Shares shall be registered in such name or names and in such authorized denominations as the Underwriters may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Additional Shares except upon tender of payment by the Underwriters for applicable Additional Shares. The Option Closing Date may be simultaneous with, but not earlier than, the Closing Date; and in the event that such time and date are simultaneous with the Closing Date, the term “Closing Date” shall refer to the time and date of delivery of the Firm Shares and Additional Shares.

(f)           Underwriting Discount. In consideration of the services to be provided for hereunder, the Company shall pay to the Underwriters, with respect to any Offered Securities sold to investors in this Offering, a nine percent (9%) underwriting discount.

(g)          Underwriters’ Warrants. The Company hereby agrees to issue to the Representative (and/or its designees) on the Closing Date, common stock purchase warrants, substantially in the form of Exhibit B attached hereto, to purchase such number of Underlying Shares equal to five percent (5%) of the Firm Shares and Additional Shares, as applicable, sold by the Company (the “Underwriters’ Warrants”). The Underwriters’ Warrants shall be exercisable, in whole or in part, commencing anytime from the date of issuance and expiring on the fifth-year anniversary of the commencement of sales of the Offering at an initial exercise price of $[●] per share, which is equal to one hundred and ten percent (110%) of the initial public offering price of a Firm Share.

SECTION 3.         Covenants of the Company.

The Company covenants and agrees with the Underwriters as follows:

(a)          Underwriters’ Review of Proposed Amendments and Supplements. During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date as, in the opinion of Representative’s counsel, the Prospectus is no longer required by law to be delivered in connection with sales by the Underwriters or selected dealers, including under circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement or the Prospectus, including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act, the Company shall furnish to the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters reasonably object.

(b)          Securities Act Compliance. After the date of this Agreement, during the Prospectus Delivery Period, the Company shall promptly advise the Underwriters in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Pricing Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order or notice preventing or suspending the use of the Registration Statement, the Pricing Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Offered Securities from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder and will confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c)          Exchange Act Compliance. During the Prospectus Delivery Period, to the extent the Company becomes subject to reporting obligation under the Exchange Act, the Company will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d)       Amendments and Supplements to the Registration Statement, Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if in the opinion of the Underwriters it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Underwriters of any such event or condition (unless such event or condition was previously brought to the Company’s attention by the Underwriters during the Prospectus Delivery Period) and (ii) promptly prepare (subject to Section 3(a) and Section 3(f) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(e)          Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Underwriters, it will not make, any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Underwriters hereto shall be deemed to have been given in respect of each free writing prospectus listed on Schedule B hereto. Any such free writing prospectus consented to by the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f)           Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Underwriters, without charge, during the Prospectus Delivery Period, as many copies of each of the preliminary prospectuses, the Prospectus and the Disclosure Package and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Underwriters may reasonably request.

(g)          Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Securities sold by it in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Disclosure Package and the Prospectus.

(h)          Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Offered Securities.

(i)           Internal Controls. The Company will make its best efforts to establish and maintain a system of internal accounting controls designed to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The internal controls, upon consummation of the offering of the Offered Securities, will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with the rules of The Nasdaq Stock Market LLC (“Nasdaq”).

(j)           Exchange Listing. The shares of Common Stock have been duly authorized for listing on the Nasdaq Capital Market, subject to official notice of issuance. The Company is in material compliance with the provisions of the rules and regulations promulgated by Nasdaq and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements (to the extent applicable to the Company as of the date hereof, the Closing Date or the Option Closing Date; and subject to all exemptions and exceptions from the requirements thereof as are set forth therein, to the extent applicable to the Company). Without limiting the generality of the foregoing and subject to the qualifications above: (i) all members of the Board who are required to be “independent” (as that term is defined under applicable laws, rules and regulations), including, without limitation, all members of each of the audit committee, compensation committee and nominating committee of the Board, meet the qualifications of independence as set forth under such laws, rules and regulations, (ii) the audit committee of the Board has at least one member who is an “audit committee financial expert” (as that term is defined under such laws, rules and regulations), and (iii) that, based on discussions with Nasdaq, the shares of Common Stock meet all requirements for listing on the Nasdaq Capital Market.

(k)          Future Reports to the Underwriters. For one year after the date of this Agreement, the Company will furnish, if not otherwise available on EDGAR, to the Representative at 45 Broadway, 19th Floor, New York, NY, 10006, Attention: Jason Diamond, Managing Director, Head of Investment Banking: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K and Quarterly Report on Form 10-Q; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock; provided that no reports, documents or other information need to be furnished pursuant to this Section 3(k) to the extent that they are available on the Commission’s EDGAR system.

(l)           No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(m)         Existing Lock-Up Agreements. Except as described in the Registration Statement, the Disclosure Package, and the Prospectus, there are no existing agreements between the Company and its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities. The Company will direct the transfer agent to place stop transfer restrictions upon the securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated therein.

(n)          Right of First Refusal. If, until the 24-month anniversary following consummation of the Offering, the Company or any of its subsidiaries (a) decides to dispose of or acquire business units or acquire any of its outstanding securities or make any exchange or tender offer or enter into a merger, consolidation or other business combination or any recapitalization, reorganization, restructuring or other similar transaction, including, without limitation, an extraordinary dividend or distributions or a spin-off or split-off, and the Company decides to retain a financial advisor for such transaction, the Representative (or any affiliate designated by the Representative) shall have the right to act as the Company’s exclusive financial advisor for any such transaction; (b) decides to finance or refinance any indebtedness using a manager or agent, the Representative (or any affiliate designated by the Representative) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (c) decides to raise funds by means of a public offering (including through an at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities using an underwriter or placement agent, the Representative (or any affiliate designated by the Representative) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing (such right, the “Right of First Refusal”), which right is exercisable in the Representative’s sole discretion. The Representative shall notify the Company of its intention to exercise the Right of First Refusal within two weeks following notice in writing by the Company. Any decision by the Representative to act in any such capacity shall be contained in separate agreements, which agreements would contain, among other matters, provisions for customary fees for offerings of similar size and nature, as may be mutually agreed upon, and indemnification of the Representative and shall be subject to general market conditions. If the Representative declines to exercise the Right of First Refusal, the Company shall have the right to retain any other Person(s) to provide such services on terms and conditions which are not materially more favorable to such other Person (s) than the terms declined by the Representative. The Right of First Refusal granted hereunder may be terminated by the Company for “Cause,” which shall mean a material breach by the Representative of this Agreement or a material failure by the Representative to provide the services as contemplated by this Agreement.

(o)       Tail. The Representative shall be entitled to the compensation set forth under Section 2(f) (Underwriting Discount) and Section 2(g) (Underwriters’ Warrants) herein, with respect to any public or private offering or other financing or capital raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors whom Spartan had contacted during the twelve-month period beginning October 12, 2022 (the “Term”) or introduced to the Company during the Term, if such Tail Financing is consummated at any time within the 18-month period following the expiration or termination of that certain letter agreement, dated as of October 12, 2022, by and between the Company and the Representative (the “Engagement Letter”).

(p)       Company Lock-Up. The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Representative, it will not, for a period beginning on the date of the Engagement Letter and ending on, and including, the date that is one hundred and eighty (180) days from the date of the Prospectus (the “Company Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

(q)       Qualified Independent Underwriter. The Company hereby confirms its engagement of [__] and [__] hereby confirms its agreement with the Company to render services as a “qualified independent underwriter” within the meaning of Rule 5121 of the rules and regulations promulgated by FINRA with respect to the Offering. [__], solely in its capacity as the “qualified independent underwriter” with respect to the Offering, and not otherwise, is referred to herein as the “QIU.” [__] will receive $[__] as compensation for serving as QIU.

SECTION 4.         Payment of Fees and Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the transactions contemplated hereby, including without limitation (i) all of the reasonable and documented out-of-pocket expenses (including, but not limited to, travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow and background check on the Company’s principals) incurred by the Representative in an aggregate amount not to exceed $100,000, (ii) all expenses incident to the issuance and delivery of the Offered Securities (including all printing and engraving costs, if any), (iii) all fees and expenses of the clearing firm, registrar and transfer agent of the Offered Securities, (iv) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Securities, (v) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (vi) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, and (vii) all filing fees, attorneys’ fees and expenses incurred by the Company, or the Representative, in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Securities for offer and sale under the state securities or blue sky laws, and, if requested by the Representative, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Representative of such qualifications, registrations and exemptions, and (viii) ($[__] to [__] for its services and expenses as the QIU. In addition, the Company agrees to pay to the Representative at the Closing or Option Closing, as applicable, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds raised at the Closing and at the Option Closing, as applicable.

SECTION 5.         Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Offered Securities as provided herein on the Closing Date or the Option Closing Date shall be subject to (1) the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date or the Option Closing Date as though then made; (2) the timely performance by the Company of its covenants and other obligations hereunder; and (3) each of the following additional conditions:

(a)          Effectiveness of Registration Statement; Compliance with Registration Requirements; No Stop Order. During the period from and after the execution of this Agreement to and including the Closing Date or the Option Closing Date, as applicable:

(i)       the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; and

(ii)       no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(b)          No Material Adverse Change. For the period from and after the date of this Agreement to and including the Closing Date or the Option Closing Date, in the reasonable judgment of the Representative there shall not have occurred any Material Adverse Change.

(c)         CFO Certificate. On the Closing Date and/or the Option Closing Date, the Representative shall have received a written certificate executed by the Chief Financial Officer of the Company, dated as of such date, on behalf of the Company, with respect to certain financial data contained in the Registration Statement, Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Underwriters.

(d)          Officers’ Certificate. On the Closing Date and/or the Option Closing Date, the Representative shall have received a written certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Company, in their respective capacities as such officers only, dated as of such date, to the effect that the signers of such certificate have reviewed the Registration Statement, the Disclosure Package and the Prospectus and any amendment or supplement thereto, each Issuer Free Writing Prospectus and this Agreement, to the effect that to the knowledge of such individuals:

(i)       The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii)       No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Offered Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States; and

(iii)       Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been: (a) any Material Adverse Change; (b) any transaction that is material to the Company, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding options or warrants or conversion of outstanding indebtedness into shares of Common Stock) or outstanding indebtedness of the Company (except for the conversion of such indebtedness into shares of Common Stock of the Company); (e) any dividend or distribution of any kind declared, paid or made on the shares of Common Stock; or (f) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a Material Adverse Change.

(e)          Secretary’s Certificate. On the Closing Date and/or the Option Closing Date, the Representative shall have received a certificate of the Company signed by the Secretary of the Company, dated as of such Closing Date, certifying: (i) that each of the Company’s certificate of incorporation, as amended and restated, and amended and restated bylaws attached to such certificate is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Board relating to the Offering attached to such certificate are in full force and effect and have not been modified; and (iii) the good standing of the Company (except in such jurisdictions where the concept of good standing is not applicable). The documents referred to in such certificate shall be attached to such certificate.

(f)           Comfort Letter; Bring-down Comfort Letter. On the Closing Date, the Representative shall have received from the Accountant, a letter dated such date, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus. In the event that there is an Option Closing Date, the Representative shall have received from the Accountant, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that the Accountant reaffirms the statements made in the letter furnished by it on the Closing Date, except that the specified date referred to therein for the carrying out of procedures shall be no more than three (3) Business Days prior to the Option Closing Date.

(g)          Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement substantially in the form of Exhibit A hereto from each of the Company’s officers, directors, security holders of 5% or more of the Common Stock or securities convertible into or exercisable for the Common Stock listed on Schedule D hereto.

(h)          Exchange Listing. The Firm Shares, the Additional Shares and any other shares of Common Stock underlying each of the other Offered Securities and the Underwriter’s Warrants, as applicable, shall have been approved for listing on the Nasdaq Capital Market, subject to official notice of issuance.

(i)           Company Counsel Opinion. On the Closing Date and/or the Option Closing Date, the Representative shall have received the favorable opinion of Sullivan & Worcester LLP, counsel to the Company. The Underwriters shall rely on the opinions of the Company’s counsel, Sullivan & Worcester LLP, filed as Exhibit 5.1 to the Registration Statement, as to the due incorporation, validity of the Offered Securities and the Underlying Shares and due authorization, execution and delivery of the Agreement.

(j)           IP Counsel Opinion. On the Closing Date and/or the Option Closing Date, the Representative shall have received the favorable opinion of Pabst Patent Group, IP counsel to the Company.

(k)          Additional Documents. On or before the Closing Date and/or the Option Closing Date, the Representative and counsel for the Representative shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Offered Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by written notice to the Company at any time on or prior to the Closing Date and/or the Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4 (with respect to the reimbursement of out-of-pocket accountable, bona fide expenses actually incurred by the Representative) and Section 7 shall at all times be effective and shall survive such termination.

SECTION 6.         Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification (including by way of oral notification from the reviewer at the Commission) by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act.

SECTION 7.         Indemnification.

(a)          Indemnification by the Company. The Company shall indemnify and hold harmless the Underwriters, their respective affiliates and each of their respective directors, officers, members, employees and agents and each person, if any, who controls such Underwriters within the meaning of Section 15 of the Securities Act of or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each a “Underwriter Indemnified Party”) from and against any losses, claims, damages or liabilities (including in settlement of any litigation if such settlement is effected with the prior written consent of the Company) arising out of (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment or supplement thereto, or in any other materials used in connection with the Offering, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse such Underwriter Indemnified Party for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement in, or omission from any preliminary prospectus, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus or in any other materials used in connection with the Offering made in reliance upon and in conformity with the Underwriter Information. The indemnification obligations under this Section 7(a) are not exclusive and will be in addition to any liability, which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b)          Indemnification by the Underwriters. The Underwriters shall indemnify and hold harmless the Company and the Company’s affiliates and each of their respective directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) from and against any losses, claims, damages or liabilities (including in settlement of any litigation if such settlement is effected with the prior written consent of the Underwriters) arising out (i) any untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission to state in any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or omission was made in reliance upon and in conformity with the Underwriter Information and shall reimburse the Company for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. Notwithstanding the provisions of this Section 7(b), in no event shall any indemnity by the Underwriters under this Section 7(b) exceed the total discounts received by the Underwriters in connection with the Offering. The indemnification obligations under this Section 7(b) are not exclusive and will be in addition to any liability, which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Company Indemnified Party.

(c)          Procedure. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially adversely prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and such indemnified party shall notify the indemnifying party of such action, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7(a) or 7(b), as applicable, for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a) or the Underwriters in the case of a claim for indemnification under Section 7(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time of any such indemnified party (in addition to any local counsel), which firm shall be designated in writing by the Underwriters if the indemnified party under this Section 7 is an Underwriter Indemnified Party or by the Company if an indemnified party under this Section 7 is a Company Indemnified Party. Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)          Contribution. If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or Section 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified parry or parties on the other hand from the offering of the Offered Securities, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total proceeds from the offering of the Offered Securities purchased by investors as contemplated by this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Underwriters for use in any preliminary prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7(d), the Underwriters shall not be required to contribute any amount in excess of the total discounts received in cash by the Underwriters in connection with the Offering less the amount of any damages that the Underwriters have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)          Indemnification of the QIU. Without limitation and in addition to its obligation under the other subsections of this Section 7, the Company agrees to indemnify and hold harmless [__], in its capacity as the QIU, its directors, officers, agents, partners, members and employees and each person, if any, who controls [__] or any affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage and expense, as incurred, arising out of or based upon the QIU’s acting as a “qualified independent underwriter” (within the meaning of FINRA Rule 5121) in connection with the Offering contemplated by this Agreement, and agrees to reimburse each such indemnified person for any legal or other expense reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense results from the gross negligence or willful misconduct of the QIU. Notwithstanding the indemnification set forth in this Section 7, [__] will undertake liability under Section 11 of the Exchange Act for acting as a “qualified independent underwriter” in connection with this Offering in compliance with FINRA Rule 5121(f)(12)(C).

SECTION 8.          Termination of this Agreement. Prior to the Closing Date, whether before or after notification by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act, this Agreement may be terminated by the Underwriters by written notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by Nasdaq; (ii) a general banking moratorium shall have been declared by any U.S. federal authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions that, in the reasonable judgment of the Underwriters, is material and adverse and makes it impracticable to market the Offered Securities in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of the Offered Securities. Any termination pursuant to this Section 8 shall be without liability on the part of (a) the Company to any of the Underwriters, except that the Company shall be, subject to demand by the Underwriters, obligated to reimburse the Underwriters for only those out-of-pocket expenses (including the reasonable fees and expenses of their counsel, and expenses associated with a due diligence report), actually incurred by the Underwriters in connection herewith as allowed under FINRA Rule 5110, less any amounts previously paid by the Company, (b) the Underwriters to the Company, or (c) of any party hereto to any other party except that the provisions of Section 4 (with respect to the reimbursement of out-of-pocket accountable, bona fide expenses actually incurred by the Underwriters) and Section 7 shall at all times be effective and shall survive such termination.

SECTION 9.         No Advisory or Fiduciary Responsibility. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the offering of the Offered Securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s-length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the offering of the Offered Securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company hereby further confirms its understanding that no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto, including, without limitation, any negotiation related to the pricing of the Offered Securities; and the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 10.       Representations and Indemnities to Survive Delivery; Third-Party Beneficiaries. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Offered Securities sold hereunder and any termination of this Agreement. Each investor shall be a third-party beneficiary with respect to the representations, warranties, covenants and agreements of the Company set forth herein.

Section 11.        Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, or emailed to the parties hereto as follows:

If to the Representative:

Spartan Capital Securities, LLC

45 Broadway, 19th Floor

New York, NY 10006

Attn: Jason Diamond, Managing Director, Head of Investment Banking

Email:

With a copy (which shall not constitute notice) to:

Hunter Taubman Fischer & Li LLC

48 Wall Street, Suite 2800
New York, NY 1100

Attn:	Louis Taubman
Email:

If to the QIU:

[__]

With a copy (which shall not constitute notice) to:

[__]

If to the Company:

LIPELLA PHARMACEUTICALS INC.
7800 Susquehanna St. Suite 505
Pittsburgh, PA 15208
(412) 894-1853

Attn:	Jonathan Kaufman
Email:

With a copy (which shall not constitute notice) to:

Sullivan & Worcester LLP

1633 Broadway

New York, NY 10019

Attn:	David E. Danovitch, Esq.
Email:

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 12         Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Securities as such merely by reason of such purchase.

SECTION 13.       Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 14.       Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to conflict of laws principles thereof.

SECTION 15.       Consent to Jurisdiction. No legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (each, a “Related Proceeding”) may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts (collectively, the “Specified Courts”) shall have jurisdiction over the adjudication of any Related Proceeding, and the parties to this Agreement hereby irrevocably consent to the exclusive jurisdiction the Specified Courts and personal service of process with respect thereto. The parties to this Agreement hereby irrevocably waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 16.       General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the Offering, except for those specific provisions of the Engagement Letter that are not related to the Offering, each of which provisions shall remain in full force and effect for the term of the Engagement Letter and provided that, in the event of any conflict between the terms of this Agreement and the Engagement Letter, the terms of this Agreement shall control. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of a signed counterpart of this Agreement via email/pdf transmission shall constitute valid and sufficient delivery thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties hereto only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 7, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 7 hereto fairly allocate the risks in light of the ability of such parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the officers or employees of the Underwriters, any person controlling any of the Underwriters, the Company, the officers or employees of the Company, or any person controlling the Company, (ii) acceptance of the Offered Securities or the Underwriters’ Securities and payment for them as contemplated hereby and (iii) termination of this Agreement.

Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, the Underwriters’ officers and employees, any controlling persons referred to herein, the Company’s directors and the Company’s officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Offered Securities from the Underwriters merely because of such purchase.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

LIPELLA PHARMACEUTICALS INC.

By:
Name: Jonathan Kaufman
Title: President and Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

For itself and on behalf of the several
Underwriters listed on Schedule A hereto

SPARTAN CAPITAL SECURITIES, LLC

By:
Name: Jason Diamond
Title: Managing Director, Head of Investment Banking

[__] (QIU)

By:
Name:
Title:

SCHEDULE A

Underwriters	Number of Firm Shares	Number of Additional Shares (if Over-allotment Option is fully exercised)
Spartan Capital Securities, LLC	[●]	[●]
[___]	[●]	[●]
Total	[●]	[●]

SCHEDULE B

Issuer Free Writing Prospectus(es)

None

SCHEDULE C

Pricing Information

Number of Firm Shares: [●]

Number of Additional Shares: Up to [●]

Public Offering Price per Firm Share: [●]

Public Offering Price per Additional Share: [●]

Underwriting Discount per Firm Share: [●]

Underwriting Discount per Additional Share: [●]

Proceeds to Company per Firm Share (before expenses): [●]

Proceeds to Company per Additional Share (before expenses) (if the Over-allotment Option is exercised in full): [●]

SCHEDULE D

Lock-Up Parties

EXHIBIT A

Form of Lock-Up Agreement

[●], 2022

Spartan Capital Securities, LLC

45 Broadway, 19th Floor

New York, NY 10006

Ladies and Gentlemen:

This Lock-Up Agreement (this “Agreement”) is being delivered to Spartan Capital Securities, LLC (the “Underwriter”) in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) by and between LIPELLA PHARMACEUTICALS INC., a Delaware corporation (the “Company”), and the Underwriter, relating to the proposed initial public offering (the “Offering”) of shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Underwriting Agreement.

In order to induce the Underwriter to continue its efforts in connection with the Offering, and in light of the benefits that the Offering will confer upon the undersigned in its capacity as a shareholder and/or an officer or director of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during the period beginning on the date hereof and for a period ending on, and including, the date that is [ninety (90) /one hundred and eighty (180)] days from the date of the Prospectus (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Underwriter, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any share of Common Stock now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (including, without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended, and as the same may be amended or supplemented on or after the date hereof from time to time (the “Securities Act”) (such shares, the “Beneficially Owned Shares”) securities convertible into or exercisable or exchangeable for shares of Common Stock, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for shares of Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (iii) engage in any short selling of the shares of Common Stock (each such direct or indirect transfer described in clauses (i)-(iii) above, a “Transfer”)

The restrictions set forth in the immediately preceding paragraph shall not apply to:

(1) if the undersigned is a natural person, any Transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned, (c) as a bona fide gift to a charity or educational institution, (d) any Transfer pursuant to a qualified domestic relations order or in connection with a divorce; or (e) if the undersigned is or was an officer, director or employee of the Company, to the Company pursuant to the Company’s right of repurchase upon termination of the undersigned’s service with the Company;

(2) if the undersigned is a corporation, partnership, limited liability company or other business entity, any Transfers to any shareholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such Transfer is not for value;

(3) if the undersigned is a corporation, partnership, limited liability company or other business entity, any Transfer made by the undersigned (a) in connection with the sale or other bona fide Transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such Transfer is not for value;

(4) (a) exercises of stock options or equity awards granted pursuant to an equity incentive or other plan or warrants, including, but not limited to, any warrants issued by the Company prior to the date of this Agreement, to purchase shares of Common Stock or other securities (including by cashless exercise to the extent permitted by the instruments representing such stock options or warrants so long as such cashless exercise is effected solely by the surrender of outstanding stock options or warrants to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price), provided that in any such case the securities issued upon exercise shall remain subject to the provisions of this Agreement (as defined below); (b) Transfers of shares of Common Stock or other securities from the Company to the undersigned in connection with the issuance, vesting or exercise of any equity awards granted pursuant to a Company equity incentive or other plan and held by the undersigned; and (c) Transfers of shares of Common Stock or other securities to the Company in connection with the vesting or exercise of any equity awards granted pursuant to a Company equity incentive or other plan and held by the undersigned to the extent, but only to the extent, as may be necessary to satisfy tax withholding obligations pursuant to the Company’s equity incentive or other plans;

(5) the occurrence after the date hereof of any of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of 100% of the voting securities of the Company, (b) the Company merges into or consolidates with any other entity, or any entity merges into or consolidates with the Company, (c) the Company sells or transfers all or substantially all of its assets to another person; provided, that, the shares of Common Stock received upon any of the events set forth in clauses (a) through (c) above shall remain subject to the restrictions provided for in this Agreement;

(6) the issuance of any Company securities issued in connection with the Offering;

(7) Transfers consented to, in writing by the Underwriter;

(8) transactions relating to shares of Common Stock acquired in open market transactions after the completion of the Offering; provided that, no filing by any party under the Exchange Act or other public announcement shall be required or shall be voluntarily made in connection with such Transfer;

provided however, that in the case of any Transfer described in clause (1), (2) or (3) above, it shall be a condition to the Transfer that the transferee executes and delivers to the Underwriter, not later than one business day prior to such Transfer, a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to Underwriter.

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In addition, the restrictions set forth herein shall not prevent the undersigned from entering into a sales plan pursuant to Rule 10b5-1 under the Exchange Act after the date hereof, provided that (i) a copy of such plan is provided to Underwriter promptly upon entering into the same and (ii) no sales or Transfers may be made under such plan until the Lock-Up Period ends or this Agreement is terminated in accordance with its terms. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

If (i) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of such material news or material event, as applicable, unless the Underwriter waives, in writing, such extension.

If the undersigned is an officer or director of the Company, (i) the Underwriter agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Underwriter will notify the Company of the impending release or waiver. Any release or waiver granted by the Underwriter hereunder to any such officer or director shall only be effective two business days after the publication date of such press release; provided, that such press release is not a condition to the release of the aforementioned lock-up provisions due to the expiration of the Lock-Up Period. The provisions of this paragraph will also not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

In furtherance of the foregoing, (1) the undersigned also agrees and consents to the entry of stop transfer instructions with any duly appointed transfer agent for the registration or Transfer of the securities described herein against the Transfer of any such securities except in compliance with the foregoing restrictions, and (2) the Company, and any duly appointed transfer agent for the registration or Transfer of the securities described herein, are hereby authorized to decline to make any Transfer of securities if such Transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned for the term of the Lock-Up Period.

This Agreement shall automatically terminate upon the earliest to occur, if any, of (1) either the Underwriter, on the one hand, or the Company, on the other hand, advising the other in writing, that such party has determined not to proceed with the Offering, (2) the termination of the Underwriting Agreement before the sale of shares of Common Stock, or (3) the withdrawal of the Registration Statement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

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This Agreement constitutes the entire agreement and understanding between the undersigned, the Underwriter and the Company with respect to the subject matter of this Agreement and supersedes any prior agreement, representation or understanding with respect to such subject matter. This Agreement may be signed in an electronic, PDF or other facsimile form and such signatures of the parties shall be deemed to constitute original signatures.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and may be delivered via mail or electronic mail.

[Signature Page Follows]

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Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

# of shares of Common Stock Held by Signatory:

EXHIBIT B

Form of Underwriters’ Warrants